Exhibit 4.11

WARRANTS TO PURCHASE UP TO 9,000,000 SHARES OF COMMON STOCK

These Warrants are issued to Silverback Capital Corporation ("Holder") by Clean Vision Corporation, a Nevada corporation (the "Company").

l. Purchase of Warrants. Subject to the terms and conditions hereinafter set forth, the Holder of these Warrants is entitled, upon delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”), surrender of these Warrants at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing) and delivery by the Holder of the aggregate Exercise Price for the shares underlying the surrendered Warrants by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 3 below is specified in the applicable Notice of Exercise, to purchase from the Company up to 9,000,000 fully paid and nonassessable shares of the Company's Common Stock (each a "Warrant Share" and collectively the "Warrant Shares")

2.                   Exercise Price. A 25% premium to the Qualified Offering Price; or in the event of a sale of the Company prior to a Qualified Offering at a 125% premium to the Per Share Sale Price

(the “Exercise Price”). The Warrants will permit “cashless exercise” at any time after the six (6) month anniversary of the initial closing of the Offering as set forth in Section 4 below. A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the 1933 Act, with minimum gross proceeds of $10,000,000, pursuant to which the Company’s common stock, $0.001 par value (the “Common Stock”), is listed for trading on NASDAQ or similar U.S. nationally recognized stock exchange. “Per Share Sale Price” shall mean the aggregate consideration paid by an acquiror in connection with a sale of the Company divided by the number of shares of the Company’s Common Stock then outstanding.

3.                   Exercise Period. These Warrants shall be exercisable, in whole or in part, during the term commencing on the issuance date of these Warrants and ending at 5 p.m. Eastern time on March 31st , 2025 (the "Exercise Period").

4.                   Method of Exercise. While these Warrants remain outstanding and exercisable in accordance with Section 2 above, the Holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)                 the surrender of the Warrants, together with a Notice of Exercise to the Secretary of the Company at its principal offices; and the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrants being purchased; or

(b)                If after the six month anniversary of the Issue Date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to 1 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal

Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1 hereof after the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

5.                   Certificates for Warrants Amendments of Warrants. Upon the exercise of the purchase rights evidenced by these Warrants, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Exercise Notice. Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Warrant Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

6.                   Issuance of Warrants. The Company covenants that (i) the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Warrant Shares in order to perform its obligations under this warrant.

7.                   Adjustment of Exercise Price and Number of Warrants. The number of and kind of securities purchasable upon exercise of these Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)                 Subdivisions Combinations and Other Issuances. If the Company shall at any time before the expiration of these Warrants subdivide the outstanding shares of Common Stock, by split-up or otherwise, or combine its outstanding shares of Common Stock, or issue additional shares of Common Stock to all holders of outstanding Common Stock as a dividend (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the exercise price payable per share and the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price, payable for the total number of Warrant Shares purchasable under these Warrants (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)                In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7 (a) above), then the Company shall make appropriate provision so that the Holder of these Warrants shall have the right at any time before the expiration of these Warrants upon payment of the total price equal to that payable upon the exercise of these Warrants, the kind and amount of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of Warrant Shares as were purchasable by the Holder of these Warrants immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of these Warrants so that the hereof shall thereafter be applicable with respect to any warrants of stock or other securities and property deliverable exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)                 Notice of Adjustment. When adjustment is required to be made in the number or kind of Warrant Shares purchasable exercise of these Warrants, or in the Exercise Price, the Company shall promptly notify the Holder of such even and of the of Warrants or other securities or property thereafter purchasable upon exercise of these Warrants.

8.                   No fractional warrants or scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of these Warrants, but in lieu of such fractional shares the Company shall make a cash payment therefor on die basis of the Exercise Price then in effect.

9.                   Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of these Warrants have been taken.

10.               Representations and Warranties by the Holder. The Holder, by acceptance of this Warrant represents and warrants to the Company as follows:

(a)                 These Warrants and the Warrant Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of these Warrants, the Holder shall, if so, requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of these Warrants are being acquired for investment and not with a view toward distribution or resale.

(b)                The Holder understands that these Warrants and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act is exempted from such registration. The Holder further understands that the Warrants and Warrant Shares have not been qualified under the Nevada Uniform Securities Act (the "Nevada Law") by reason of their issuance in a transaction exempt from the qualification requirements of Nevada Law, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c)                 The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of these Warrants and the Warrant Shares purchasable pursuant to the terms of these Warrants and of protecting its interests in connection therewith.

(d)                The Holder is able to bear the economic risk of the purchase of the Warrants pursuant to the terms of this Warrant.

(e)                 The Holder is a "'sophisticated investor" as such is defined in Rule 501 of Regulation D promulgated under the Act.

11.               Restrictive Legend. The Warrants (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

12.               Warrants Transferable. Subject to compliance with the terms and conditions of this Section 12, these Warrants and all rights hereunder are transferable, without charge to die holder hereof (except for transfer taxes), upon surrender of these Warrants properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale other disposition of these Warrants or any Warrants acquired pursuant to the exercise of these Warrants before registration of such Warrant or Warrant Shares, the Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or securities law then in effect) of these Warrants or the Warrant Shares and indicating whether or not under the Act certificates for this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of these Warrants or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder or other is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing these Warrants, or the Warrant Shares transferred in accordance with this Section 12 shall bear a legend as to the restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required. In order to ensure compliance with such laws, the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13.               Rights of Stockholders. No Holder of these Warrants shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrants or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of these Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until these Warrants shall have been exercised and the Warrants purchasable upon the exercise hereof shall have become deliverable, as provided herein.

14.               Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the Subscription Agreement, md (ii) if to the Company, at the address of its principal corporate offices (attention: President or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

15.               These Warrants and all actions arising out of or in connection with this Agreement shall be governed by and in accordance with the laws of Nevada, without regard to the conflicts of law provisions of Nevada or of any other state.

16.               Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of these Warrants and of the Holder of the Warrants issued upon exercise of these Warrants, shall survive the exercise of these Warrants.

Signature page to follow

CLEAN VISION CORPORATION

/s/ Dan Bates
Dan Bates, CEO

Agreed to and accepted by:

/s/ Gillian Gold
Gillian Gold, Authorized Signatory
Silverback Capital Corporation

NOTICE OF EXERCISE

TO: CLEAN VISION CORPORATION

(1)               The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)               Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)               Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4)               Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized

Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: